UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 25, 2006

MARITRANS INC.

(Exact name of registrant specified in its charter)

Delaware	1-9063	51-0343903

(State or other jurisdict incorporation)	ion of (Commission File Number)	(I.R.S. Employer Identification No.)

Two Harbour Place, 302 Knights Run Avenue, Suite 1200,
Tampa, Florida		33602

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone, including area code:	(813) 209-0600

Not applicable.

(Former name and former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Agreement and Plan of Merger
Amendment to Rights Agreement

Item 1.01 Entry into a Material Definitive Agreement.
     On September 25, 2006, Maritrans Inc. (the “Company”), Overseas Shipholding Group, Inc. (“OSG”) and Marlin Acquisition Corporation, a wholly-owned subsidiary of OSG (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Immediately prior to entering into the Merger Agreement, the Company amended its Rights Agreement, dated as of August 1, 2002, between the Company and American Stock Transfer & Trust Company (the “Rights Agreement”).
Merger Agreement
     The Merger Agreement provides for a business combination whereby Merger Sub will merge with and into the Company (the “Merger”). As a result of the Merger, the separate corporate existence of Merger Sub will cease and the Company will continue as the surviving corporation in the Merger. At the effective time of the Merger, each share of common stock of the Company outstanding (other than any shares owned by the Company, OSG and Merger Sub) will be converted into the right to receive $37.50 in cash, without interest. All restrictions on outstanding shares of restricted stock will lapse immediately prior to the effective time of the Merger and such shares will be treated as outstanding. Each outstanding Company stock option at the time of the closing will be cancelled in the Merger and the holder thereof shall be entitled to an amount of cash, without interest, equal to the difference between $37.50 and the exercise price of such stock option.
     The Merger is subject to the approval of the Company’s stockholders. In addition, the Merger is subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as well as other customary closing conditions.
     The Company and OSG have made customary representations, warranties and covenants in the Merger Agreement, including the Company making covenants not to solicit alternative transactions or, subject to certain exceptions, to enter into discussions concerning, or provide confidential information in connection with, an alternative transaction.
     The Merger Agreement contains certain termination rights for both the Company and OSG, and further provides that, upon termination of the Merger Agreement under certain circumstances, the Company may be obligated to pay OSG a termination fee of $10,000,000.
     This summary does not purport to be complete and is qualified in its entirety by reference to the text of the Merger Agreement which is filed as an Exhibit to this Current Report of Form 8-K and is incorporated herein by reference.
Amendment to Rights Agreement
     Immediately prior to the execution of the Merger Agreement, on September 25, 2006, the Company entered into an Amendment to Rights Agreement (the “Amendment”) with American Stock Transfer & Trust Company for the purpose of amending the Rights Agreement to render it inapplicable to the Merger Agreement, the Merger and the other transactions contemplated thereby.
     This summary does not purport to be complete and is qualified in its entirety by reference to the text of the Amendment which is filed as an Exhibit to this Current Report of Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(c)	Exhibits

2.1	Agreement and Plan of Merger, dated as of September 25, 2006, among Overseas Shipholding Group, Inc., Marlin Acquisition Corporation and Maritrans Inc.

10.1	Amendment to Rights Agreement, dated as of September 25, 2006, between Maritrans Inc. and American Stock Transfer & Trust Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARITRANS INC.

Date:	September 26, 2006	By:	/s/ Walter T. Bromfield

		Name:	Walter T. Bromfield
		Title:	Chief Financial Officer

EXHIBIT INDEX
Exhibit
2.1 Agreement and Plan of Merger, dated as of September 25, 2006, among Overseas Shipholding Group, Inc., Marlin Acquisition Corporation and Maritrans Inc.
10.1 Amendment to Rights Agreement, dated as of September 25, 2006, between Maritrans Inc. and American Stock Transfer & Trust Company.